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                                 EXHIBIT 10.27

                                                               ROTO-ROOTER, INC.

                             SPLIT DOLLAR AGREEMENT

                 This Agreement, made on June 1, 1995, by and between Roto-Rooter, Inc. ("the Corporation"), a Delaware corporation with offices at 2500 Chemed Center, 255 E. Fifth Street, Cincinnati, Ohio 45202 and ____________________ ("the Employee"), who is an employee of the Corporation.

                 1.  PREMISES

                             1.1 The Employee is a valuable employee of the Corporation. He/she wishes to provide adequate protection for his/her family by insuring his/her life. The Corporation will assist the Employee in providing this insurance coverage by payment of part of the premiums under a split dollar arrangement, whereby the Employee will be the owner of a life insurance policy which will be collaterally assigned to the Corporation as security for amounts the Corporation will contribute for the premium payments.

                 2.  APPLICATION FOR INSURANCE

                             2.1 The Employee has applied to Phoenix Home Life Mutual Insurance Company for an Executive Equity Life Insurance Plan on the life of the Employee for $_________ ("Policy").

                 3.  POLICY OWNERSHIP

                             3.1  The Employee shall own the Policy and may
                               exercise all rights of ownership with respect to
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                             it, subject only to the security interest of the
                             Corporation as expressed in this Agreement and the collateral assignment of the Policy to the Corporation.

                 4.  PAYMENT OF PREMIUMS

                             4.1 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company an amount equal to the greater of 80 percent of the annual premium or the annual premium less the economic benefit cost received by the Employee (as measured by the Phoenix Home Life term insurance rates) for the portion of the insurance which the beneficiary or beneficiaries named by the Employee or their transferee would be entitled to receive if the Employee died during the policy year for which the annual premium is paid.

                             4.2 On or before the due date of each annual premium on the Policy, the Corporation will pay to Phoenix Home Life Mutual Insurance Company, on behalf of the Employee, the remainder of the annual premium. This payment will constitute compensation to the Employee in the form of a bonus and will be considered paid by the





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                             Employee for purposes of the Assignment (as
                             defined in Article 5).

                             4.3 These premium advances by the Corporation shall apply specifically to annual premiums due under the Policy up to the Employee's age of 65. However, additional premium advances may be made by mutual agreement of the parties.

                 5.  ASSIGNMENT OF POLICY

                             5.1 The Employee shall collaterally assign the Policy to the Corporation so as to reflect the respective interests of the parties under this Agreement, said collateral assignment ("Assignment") having been executed by the parties on the date of this Split Dollar Agreement, and thus made a part of such Policy and this Agreement.

                 6.  USE OF DIVIDENDS

                             6.1 The dividends declared by Phoenix Home Life Mutual Insurance Company on the Policy will be used to purchase Option Term with the balance used to purchase paid-up insurance.

                             6.2 The dividend option which is specified in paragraph 6.1 of this Article will not be terminated or changed without a conforming amendment to this Agreement and unless such change is done in accordance with the provisions





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                             of Part D "Joint Rights" section of the
                             Assignment.

                 7.  SURRENDER OF POLICY

                             7.1  The Employee shall have the sole and
                             exclusive right to surrender the Policy.

                             7.2 If the Policy is surrendered, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation in an amount equal to the "Assignee's Cash Value Rights", as defined within the provisions of Part A "Definitions" section of the Assignment.

                             7.3 If there is a delay in the surrender of the Policy by either party to this Agreement, and if such delay results in diminished policy values being available to either party, neither party to this Agreement shall hold the insurance company liable for such diminution in Policy values.

                 8.  DEATH CLAIMS

                             8.1  Upon the death of the Employee, the
                             Corporation shall have an interest in the proceeds of the Policy equal to the "Assignee's Death Benefit Share", as defined within the provisions of Part A "Definitions" section of the Assignment. The balance of proceeds remaining shall be paid directly by the





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                             insurance company to the beneficiary or
                             beneficiaries designated in the Policy.

                 9.  TERMINATION OF AGREEMENT

                             9.1 This Agreement shall terminate upon surrender of the Policy by the Employee or upon thirty (30) days' written notice of termination given by either party to the other by registered mail at the party's last known address.

                             9.2 Prior to termination of this Agreement, the Employee shall direct the insurance company in writing to draw a check payable to the Corporation for an amount equal to the "Assignee's Cash Value Interest", as defined within the provisions of Part A "Definitions" section of the Assignment. Upon receipt of this amount, the Corporation shall release the security interest of the Corporation expressed in this Agreement and the Assignment.

               10.  SPECIAL PROVISIONS

                             The following provisions are part of this Plan and are intended to meet the requirements of the Employee Retirement Income Security Act of 1974:

                                  10.01  -         The named fiduciary:  The
                                                   Secretary of the Company

                                  10.02  -         The funding policy under
                                                   this Plan is that all
                                                   premiums on the Policy





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                                                  be remitted to the Insurer
                                                  when due.

                                  10.03  -        Direct payment by the
                                                  Insurer is the basis of
                                                  payment of benefits under
                                                  this Plan, with those
                                                  benefits in turn being based
                                                  on the payment of premiums as
                                                  provided in the Plan.

                                  10.04  -        For claims procedure
                                                  purposes, the "Claims
                                                  Manager" shall be the
                                                  Secretary of the Company.

                                                  (a)  If for any reason
                                                       a claim for
                                                       benefits under this
                                                       Plan is denied by the
                                                       Company, the Claims
                                                       Manager shall deliver
                                                       to the claimant a
                                                       written explanation
                                                       setting forth the
                                                       specific reasons for
                                                       the denial, pertinent
                                                       references to the
                                                       Plan section on which
                                                       the denial is based,
                                                       such other data as may be
                                                       pertinent and
                                                       information on the
                                                       procedures to be
                                                       followed by the
                                                       claimant in obtaining a
                                                       review of his claim, all





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                                        written in a manner calculated to be
                                        understood by the claimant.  For this
                                        purpose:

                                        (1)     The claimant's claim shall be
                                                deemed filed when presented
                                                orally or in writing to the
                                                Claims Manager.

                                        (2)     The Claims Manager's
                                                explanation shall be in
                                                writing delivered to the
                                                claimant within 90 days of
                                                the date the claim is filed.

                                   (b)     The claimant shall have 60
                                           days following his/her
                                           receipt of the denial of the
                                           claim to file with the Claims
                                           Manager a written request for
                                           review of the denial.  For
                                           such review, the claimant or
                                           his/her representative may
                                           submit pertinent documents
                                           and written issues and
                                           comments.

                                   (c)     The Claims Manager shall
                                           decide the issue on review and





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                                                  furnish the claimant with a
                                                  copy within 60 days of
                                                  receipt of the claimant's
                                                  request for review of
                                                  his/her claim.  The decision
                                                  on review shall be in
                                                  writing and shall include
                                                  specific reasons for the
                                                  decision written in a manner
                                                  calculated to be understood
                                                  by the claimant, as well as
                                                  specific references to the
                                                  pertinent Plan provisions on
                                                  which the decision is based.
                                                  If a copy of the decision is
                                                  not so furnished to the
                                                  claimant within such 60 days,
                                                  the claims shall be deemed
                                                  denied on review.

               11.  AMENDMENT AND BINDING EFFECT

                             11.1 This embodies all agreements by the parties made with respect to the Policy. The Agreement shall not be modified or amended except by a writing signed by the parties. The Agreement shall be binding upon the parties, their heirs, legal representatives, successors and assigns.





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               12.  GOVERNING LAW

                             12.1 This Agreement shall be subject to and shall be construed under the laws of the State of Ohio.

               Executed by the parties at Cincinnati, Ohio, as of June 1, 1995.

                                        ROTO-ROOTER, INC.


                                        By:
--------------------------                  -----------------------------------
Witness                                     Signature, Corporate Title


                                        By:
--------------------------                  -----------------------------------
Witness                                     Employee/Insured



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                           SCHEDULE TO EXHIBIT 10.27


Name                         Position                   Policy Face Amount
----                         --------                   ------------------
William R. Griffin           President and Chief            $2,328,000
                             Executive Officer

Douglas B. Harper            Executive Vice President        1,476,000

Patrick L. Johnson           Vice President                  1,284,000

Brian A. Brumm               Vice President, Treasurer         888,000
                             and Chief Financial Officer





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